Exhibit No. 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



          We hereby consent to the use in the following Registration Statements on Form S-3 of our report dated August 6, 2002 relating to the consolidated financial statements of IFS International Holdings, Inc. and subsidiaries, which is incorporated by reference therein, and to the reference to our Firm under the caption "Experts" in the Prospectus.


File Numbers:
333-39190
333-39318
333-45924
333-49786
333-50102
333-66423
333-86405
333-88121


                                                        URBACH KAHN & WERLIN LLP

Albany, New York
August 6, 2002